Exhibit 99.1

Blue Apron Announces Strategic Actions to Accelerate Path to Profitability in 2019

•	Sharpening focus on direct-to-consumer business by prioritizing customer segments with proven affinity and retention, as well as attracting consumers with similar attributes

•	Methodically expanding consumer reach through retail channels and on-demand platforms

•	Streamlining personnel to create a more agile and focused organization, resulting in a headcount reduction of 4% of total workforce

•	Further optimizing fulfillment center network to build on momentum of recently achieved operational efficiencies

November 13, 2018—NEW YORK, NY—Blue Apron Holdings, Inc. (NYSE: APRN) today announced that the company is taking strategic actions to strengthen its focus on specific areas of opportunity in the business that it believes will accelerate its path to profitability on an adjusted EBITDA basis in 2019.

“The ways in which consumers access meals for various occasions has evolved rapidly with expanded choice and the continued convergence of online platforms and brick and mortar stores. Blue Apron has an established brand and a strong foundation of loyal customers who trust and rely on the quality and convenience of our products. We are taking decisive actions to prioritize our highest-impact opportunities and build a stronger, sustainable business. As a result of these actions now underway, we expect to be profitable on an adjusted EBITDA basis in 2019,” said Brad Dickerson, Chief Executive Officer, Blue Apron. “This included the difficult decision to part ways with valued employees. On behalf of the entire company, I thank these colleagues for their many contributions to the business.”

The immediate organization-wide actions include:

Direct-to-Consumer Business

As Blue Apron expands its product offerings and strengthens its e-commerce platform to deliver a seamless customer experience, the company will prioritize customer segments within the direct-to-consumer business that exhibit certain attributes, including: 1) proven retention; 2) strong affinity for the brand; and 3) high potential to increase engagement with Blue Apron product offerings.

The top 30% of Blue Apron’s customers on a net revenue basis acquired in recent cohorts account for more than 80% of its net revenue from such cohorts in the year after acquisition and had an average payback on the acquisition cost per customer of less than six months. This presents opportunity to deepen engagement with this “best customer” segment and unlock value from consumers with similar attributes. Blue Apron intends to concentrate its innovation and marketing efforts on serving the needs of its best customers and attracting more of them, leveraging its extensive insights into their behaviors, goals, and preferences to customize the customer experience—through product development, brand messaging, and exclusive services—for this valuable segment.

Additionally, Blue Apron will continue to launch prominent brand partnerships and innovate products to enhance its core offering for the lifestyle preferences of this segment. Blue Apron will be reallocating appropriate resources and marketing spend to support the success of its new and upcoming strategic partnerships, while working to eliminate its investment in customers who are unprofitable to the business.

Channel Expansion

Recognizing that consumers seek to engage with Blue Apron beyond its direct-to-consumer platform, the company continues to expand the reach of its brand and products by meeting new segments of consumers on their terms through targeted retail channels and on-demand platforms. Strategic partnerships are an important component of Blue Apron’s methodical channel expansion, enabling the company to scale its retail and on-demand business.

Most recently, Blue Apron announced a strategic partnership with Jet.com to make available same-day or next-day on-demand delivery of a rotating selection of its products to millions of households across the New York City metropolitan area.

Leveraging its consumer insights, Blue Apron designed its retail and on-demand offerings for consumers who desire a high-quality meal solution that can be prepared in 30 minutes or less. The company intends to build on this competency, creating new products designed to meet the specific needs of this consumer segment for various retail channels and on-demand platforms.

Organizational Transformation

To create a more nimble, focused organization and better align internal resources with the company’s strategic priorities, Blue Apron streamlined its personnel today, resulting in a reduction of approximately 4% of its total workforce. As a result of this action, Blue Apron expects to incur employee severance charges and other exit costs of approximately $1.6 million in the fourth quarter and generate annual savings in personnel expenses of approximately $16 million in 2019.

Operational Optimization

Continued optimization of Blue Apron’s operational capabilities are expected to drive further COGS efficiencies and propel the business forward, with multiple initiatives underway in fulfillment processes, labor management, and sourcing utilization. The company continues to leverage automation technology to realize additional efficiencies.

“We are challenging ourselves to think differently about the business. While our strategic priorities—evolving and expanding our product portfolio, enhancing our overall customer experience, and entering new retail and on-demand channels—remain consistent, the brand and product initiatives we are pursuing within each of these pillars will be driven by a disciplined and deliberate focus on consumers who have the attributes of our best customers,” Dickerson continued. “We expect this focus to create a more efficient business, as well as increase key customer metrics, including order rate and revenue per customer. We believe this strategic focus will have a meaningful and positive impact on our current and future customers and deliver value to our shareholders.”

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. Blue Apron has developed an integrated ecosystem that enables the Company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the Company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; the Company’s ability to achieve the benefits associated with the workforce reduction; risks resulting from the workforce reduction, including, but not limited to, further employee attrition and adverse effects on the Company’s operations; the Company’s ability to execute on its multi-product, multi-channel growth strategy; its expectations regarding competition and its ability to effectively compete; its ability to expand its product offerings and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including under the caption “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for both the fiscal quarter ended June 30, 2018 filed with the SEC and the fiscal quarter ended September 30, 2018 to be filed with the SEC, and in other filings that Blue Apron may make with the SEC in the future. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media:

Nisha Devarajan

nisha.devarajan@blueapron.com

Investors:

Felise Glantz Kissell

felise.kissell@blueapron.com